Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Trustees and Shareholders
Mentor Institutional Trust

      We consent to the use of our report for Cash Management Portfolio, Intermediate Duration Portfolio, Fixed-Income Portfolio and Perpetual International Portfolio, portfolios of Mentor Institutional Trust, dated December 13, 1996, incorporated by reference herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT ACCOUNTANTS" in the statement of additional information.

                                                    /s/ KPMG Peat Marwick LLP
                                                    -------------------------
                                                    KPMG Peat Marwick LLP


Boston Massachusetts
December 31, 1996